                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 8.1

                                Subsidiaries List


NAME                                           JURISDICTION OF INCORPORATION                      OPERATING NAMES
----                                           -----------------------------                      ---------------
Ram-Pak Compaction Systems Ltd                    Canada                                               n/a
Gap Disposal (2001) Ltd.                          Saskatchewan, Canada                                 n/a
Waste Services, Inc.                              Delaware, United States                              n/a
Waste Services of Arizona, Inc.                   Delaware, United States                      WSI of Arizona, Inc.
                                                                                                  Arizona Waste
                                                                                                Dell Waste Systems
                                                                                                  ABC Disposal
                                                                                                 Complete Waste
                                                                                              Horizon Waste Services
Cactus Waste Systems, LLC                         Arizona, United States                               n/a
Waste Services of Texas, Inc.                     Delaware, United States               Capital Environmental Resource of
                                                                                                   Texas, Inc.
Waste Services of Florida, Inc.                   Delaware, United States                              n/a
Jacksonville Florida Landfill, Inc.               Delaware, United States                              n/a
Omni Waste of Osceola County, LLC                 Ohio, United States                                  n/a
Jones Road Landfill and Recycling,, Ltd.          Florida, United States                               n/a

